Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

November 15, 2010

Board of Directors
Ventrus Biosciences, Inc.
787 Seventh Avenue
48th Floor
New York, New York 10019

Ventrus Biosciences, Inc.
Registration Statement on Form S-1 (File No. 333-168224)

Ladies and Gentlemen:

We have acted as counsel to Ventrus Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-168224), as initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 20, 2010 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the sale by Company in an underwritten public offering of shares (including shares subject to the underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Registration Statement also relates to shares of Common Stock to be issued pursuant to the exercise of a warrant to be issued to the underwriters (the “Warrant Shares”).

We understand that the Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as Exhibit 1.1 to the Registration Statement.  We understand that the Warrant Shares are to be sold by the Company pursuant to the terms of a Warrant (the "Warrant") in substantially the form filed as Exhibit 4.13 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1.
The Shares have been duly authorized for issuance and, when the Shares have been issued and sold in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

2.
The Warrant has been duly authorized for issuance and, when the Warrant has been issued and delivered as contemplated pursuant to the Underwriting Agreement, the Warrant will be the valid binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.
The Warrant Shares have been duly authorized for issuance and, when the Warrant Shares have been issued and sold in accordance with the terms and provisions of the Warrant, and upon receipt by the Company of the consideration to be paid therefor, the Warrant Shares will be legally and validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporation Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and, as to the Warrant constituting a valid binding obligation of the Company, the Business Corporation Law of the State of New York.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP